Exhibit 99.1

First National Selects New Board Chairman

SPARTANBURG, S.C., April 22 /PRNewswire-FirstCall/ -- First National Bancshares, Inc. (Nasdaq: FNSC), announced today the following changes in officers. Dr. Gaines Hammond, Jr., a founding director, has announced his retirement from the Board of Directors. He has served as Board Chairman for the past three years. C. Dan Adams, also a founding director, has been elected as Board Chairman.

Dr. Hammond said, "I have truly enjoyed my affiliation with the First National family. My responsibilities as a sole practitioner with Hammond Urology have become increasingly demanding as my practice and other associated business ventures continue to grow. I feel that it is imperative for me to devote more of my time to these efforts. Now that the Carolina National acquisition is complete, I feel that it is the right time for someone else to take on this leadership role."

Adams has been the president and principal owner of The Capital Corporation of America, Inc., an investment banking company located in Greenville / Spartanburg, since 1991.

Jerry L. Calvert, President, CEO & Vice-Chairman, said, "It has been a pleasure working with Gaines since we organized the bank almost nine years ago. His leadership and drive to excel have been a key part of our success and his dedication and commitment to First National are exceptional."

Adams stated, "I am pleased that my fellow Board members have elected me as Chairman. I look forward to working even more closely with Jerry and his very capable and hard-working management team. Gaines has been a visionary leader, guiding us to many successes. We wish him the best in his future endeavors and we will certainly miss him."

Mr. Calvert added, "Dan has been a leader on our board and I know that his talent and energy will help us as we strive to be the premier bank in all of our markets and continue to pursue our strategic plan."

COMPANY HIGHLIGHTS

First National Bancshares, Inc. is an $848-million asset bank holding company based in Spartanburg, South Carolina. Its common stock is traded on the NASDAQ Global Market under the symbol FNSC. It was incorporated in 1999 to conduct general banking business through its wholly-owned bank subsidiary, First National Bank of the South. As of January 31, 2008, it acquired 100% of the outstanding stock of Carolina National Corporation in a stock and cash transaction.

First National Bank of the South provides a wide range of financial services to consumer and commercial customers. The banking division operates 11 full-service branches, three in Spartanburg County operating as First National Bank of Spartanburg, and eight operating as First National Bank of the South in Columbia, Charleston, Mount Pleasant, Greenville and Greer. The Office of the Comptroller of the Currency ("OCC") has approved the opening of a twelfth full-service branch, which is currently under construction in Lexington, South Carolina. First National has also received approval from the OCC to open its thirteenth full-service branch and York County market headquarters in the Fort Mill/Tega Cay community, which is expected to open later in 2008. First National also operates loan production offices in Rock Hill, South Carolina and Indian Trail, North Carolina. First National Bank's wholesale mortgage lending division provides services to community banks and mortgage brokers across the Southeast from its office in Greenville. Additional information about First National is available online in the Investor Relations section of www.firstnational-online.com .

FORWARD-LOOKING STATEMENTS

Certain statements in this press release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements concerning our future growth, plans, objectives, expectations, performance, events and the like, as well as any other statements, including those regarding the merger, that are not historical facts and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, including, but not limited to changes in worldwide and U.S. economic conditions, a downturn in economy or real estate market, construction delays and greater than expected non-interest expenses or excessive loan losses, uncertainties associated with the acquisition of Carolina National Corporation, the integration of operations and the cost of combining the banks, whether the transaction will be accretive to First National's shareholders, business disruption following the merger including adverse effects on employees, the quality of Carolina National's assets that First National will acquire, the ability of First National to retain customers of Carolina National following the merger, acceptance of First National's products and services in the Columbia market, changes in worldwide and U.S. economic conditions, a downturn in the economy or real estate market, construction delays and greater than expected non-interest expenses or excessive loan losses and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. For a more detailed description of factors that could cause or contribute to such differences, please see First National's and Carolina National's filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable though they are inherently uncertain and difficult to predict. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation that the future events, plans, or expectations contemplated by either company will be achieved. First National does not intend to and assumes no responsibility for updating or revising any forward-looking statement contained in this press release, whether as a result of new information, future events or otherwise.